SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 27, 1998

                              ROSS TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                       0-27016               74-2507960
(State or Other Jurisdiction         (Commission             (IRS Employer
       of Incorporation)             File Number)          Identification No.)


5316 Highway 290 West, First Floor, Austin, Texas                      78735
      (Address of Principal Executive Offices)                       (Zip Code)



            Registrant's telephone number, including area code:  (512) 436-2000





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Item 5.   Other Events.

        Pursuant to an asset purchase and license agreement (the "Asset Purchase and License Agreement") dated July 10, 1998 between ROSS Technology (the "Company) and Fujitsu Limited ("Fujitsu"), the holder of a majority of the outstanding shares of the Company's Common Stock and the holder of all outstanding shares the Company's Preferred Stock, the Company has sold (the "IP Sale") certain intellectual property rights to Fujitsu for $7.6 million (with a royalty-free license back to the Company for certain of those rights). The IP Sale was consummated on July 27, 1998 upon remittance of $7.6 million from Fujitsu to the Company. The intellectual property acquired by Fujitsu under the Asset and License Agreement (the "Acquired IP") included (a) intellectual property relating to the DANlite1, DANlite2 and DANlite3 microprocessor cores;
(b) intellectual property relating to the Colorado 4 microprocessor; (c) certain intellectual property relating to the HyperSPARC(TM) module and test programs and photon test bus; (d) certain intellectual property relating to the 64-bit Viper development project; and (e) four patents relating the Company's 32-bit microprocessor designs. The Acquired IP does not include all of the intellectual property relating to the Company's 64-bit Viper development project. The consideration paid by Fujitsu included consideration for the termination of Fujitsu's obligations to pay future royalties to the Company for Fujitsu's proposed use of the DANlite microprocessor core in a new product currently under development by Fujitsu.

        The foregoing description of the Asset Purchase and License Agreement is qualified in its entirety by reference to the Asset Purchase and License Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

        A pro forma condensed consolidated balance sheet of the Registrant which reflects the IP Sale is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference. The attached pro forma condensed balance sheet does not reflect any adjustments related to the Company's previously announced plans to liquidate and dissolve.

     The Company does not believe there will be any assets or funds available for distribution to preferred or common stock holders in connection with its liquidation and dissolution.



Item 7. Exhibits.

          10.1 Asset Purchase and License Agreement between the Registrant and Fujitsu Limited dated July 10, 1998.

          99.1 Pro Forma Condensed Consolidated Balance Sheet of the Registrant as of March 30, 1998.






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                                        SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ROSS TECHNOLOGY, INC.




Date:  August 11, 1998
                                        By: /s/ Francis S. (Kit) Webster III
                                            --------------------------------
                                                Francis S. (Kit) Webster III
                                                Chief Financial Officer


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                                       Exhibit Index



Exhibit       Description

10.1 Asset Purchase and License Agreement between the Registrant and Fujitsu Limited dated July 10, 1998.

99.1 Pro Forma Condensed Consolidated Balance Sheet of the Registrant as of March 30, 1998.